UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 20, 2013

LRAD Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-24248	87-0361799
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

16990 Goldentop Road
San Diego, California 92127

(Address of Principal Executive Offices)

____________________

858-676-1112

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14.a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On November 20, 2013, the Compensation Committee of the Board of Directors of LRAD Corporation (the “Company”), approved a 3% cost of living increase in the base salaries for Thomas R. Brown, the Company’s President, Chief Executive Officer and Chairman of the Board, and Katherine H. McDermott, the Company’s Chief Financial Officer, effective January 1, 2014, as set forth in the following table:

Name	Title	2013 Annual Base Salary	Cost of Living Increase	2014 Annual Base Salary
Thomas R. Brown	President, Chief Executive Officer and Chairman of the Board	$275,000	$8,250	$283,250
Katherine H. McDermott	Chief Financial Officer	$175,000	$5,250	$180,250

On November 20, 2013, the Compensation Committee also approved an incentive bonus plan for fiscal year 2014 for all of the Company’s employees, including its executive officers. Target bonus amounts vary based on a fixed percentage of the employee’s base salary, which percentage equals 50% of base salary for executive officers and 10% to 50% of base salary of other employees depending on their level of responsibility. A bonus payment will be made at three levels, including at 50% of target, at 100% of target and at 200% of target, based upon the achievement by the Company of specified earnings per share goals established by the Compensation Committee. For purposes of the earnings per share calculation, the number of shares outstanding will be held constant as of October 1, 2013. All of the Company’s employees will be entitled to participate in the incentive plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: November 26, 2013

LRAD Corporation

By:	/s/ Katherine H. McDermott
Katherine H. McDermott
Chief Financial Officer